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                                                                  EXHIBIT 16 (b)

July 19, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K/A of Panhandle Eastern Pipe Line Company dated July 19, 1999.



Yours truly,

/s/ Deloitte & Touche L.L.P.